As filed with the Securities and Exchange Commission on November 28, 2005

Registration Nos. 333-121806

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

California	77-0225590
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1171 Sonora Court

Sunnyvale, California  94086

(408) 735-9110

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bing Yeh

Chairman of the Board of Directors, President and Chief Executive Officer

Silicon Storage Technology, Inc.

1171 Sonora Court

Sunnyvale, California 94086

(408) 735-9110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark P. Tanoury, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 (650) 843-5000	Laura M. Medina, Esq. Cooley Godward LLP 380 Interlocken Crescent Suite 900 Broomfield, CO 80021 (720) 566-4022

Termination of Offering and Removal
of Securities from Registration

As of November 5, 2005, the Selling Shareholders had completed the sale to the public of an aggregate of 3,030,082 shares of Common Stock of the Registrant pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 3, 2005 (Registration No. 333-121806), and 2,082,728 shares of Common Stock of the Registrant remained available for sale thereunder.

Pursuant to the Asset Purchase Agreement, dated October 18, 2004, by and among G-Plus, Inc., SST Communications Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant, and the Registrant, the Registrant agreed to use its reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) November 5, 2005 or (ii) such time as all the shares covered by the Registration Statement have been sold.

Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Securities and Exchange Commission, the Registrant hereby removes from registration 2,082,728 shares of Common Stock of the Registrant registered thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on the 28th day of November, 2005.

Silicon Storage Technology, Inc.

By:	/s/ Bing Yeh
Bing Yeh
Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bing Yeh	Chairman of the Board of Directors,
Bing Yeh	President and Chief Executive Officer (Principal	November 28, 2005
Executive Officer)

Vice President, Finance & Administration,
/s/ Jack K. Lai	Chief Financial Officer and Secretary	November 28, 2005
Jack K. Lai	(Principal Financial and Accounting Officer)

/s/ Yaw Wen Hu*	Executive Vice President, Chief Operating	November 28, 2005
Yaw Wen Hu	Officer and Director

/s/ Tsuyoshi Taira*	Director	November 28, 2005
Tsuyoshi Taira

/s/ Yasushi Chikagami*	Director	November 28, 2005
Yasushi Chikagami

/s/ Ronald Chwang*	Director	November 28, 2005
Ronald Chwang

Terry Nickerson	Director

*By:	/s/ Bing Yeh	November 28, 2005
Bing Yeh
Attorney-in-Fact